EXHIBIT 10.1


                           HUAYA LOTE 100 - AGREEMENT

                                JANUARY 31, 2007


THIS AGREEMENT, (hereinafter "January 2007 Agreement") is made as of the date entered below among Compania Consultora de Petroleo, S.A. (hereinafter "CCP"), a company incorporated in the Republic of Peru; Radial Energy, Inc., a company incorporated in Nevada, United States of America (hereinafter referred to as "Radial"); and Ziegler-Peru, Inc., a company incorporated in Texas, United States of America (hereinafter referred to as "ZPI"). The companies named above may sometimes individually be referred to as "Party" and collectively as the "Parties".

        The Parties have entered into contracts and agreements for oil and gas exploration, exploitation, development, and production as regards a License Contract (hereinafter the "License Contract" or "Contract") with the Republic of Peru, Ministry of Mines, and/or PeruPetro covering certain areas located in the Loreto Department, Peru - Ucayali Basin called Block 100.

        NOW, THEREFORE, in consideration of the agreements and obligations set out below and to be performed, the Parties agree as follows:

1. No existing agreements among the parties are changed except as to the terms in this January 2007 Agreement.

2. In consideration of four hundred fifty thousand U.S. dollars (US$ 450,000) Radial will purchase a 3.0 % interest out of the 70.0 % interest of CCP in Lote 100, with Radial then having 23.0 % interest and CCP then having 67.0 % interest in the Lote and License Contract. ZPI agrees to waive any preferential purchase rights it holds under the JOA for this transaction, and will continue to own
10.0 % in the Lote and License Contract.

3. Radial will fund the US$ 450,000 within three (3) days of the day this January 2007 Agreement is signed, funded directly to CCP by wire.

4. CCP will use in fact and in good faith the funds paid by Radial for the increased interest in Lote 100 to the extent required for costs already incurred or incurred in the future from vendors and contractors and similar costs for drilling, logging and evaluating, and completion and testing of the Huaya 1X well, which is currently in various stages of drilling.


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5. ZPI will pay costs of its Team for  further  operations  on the Huaya 1X, 2X, and 5X wells, subject to potential repayment as set forth below.

6. The excess costs incurred by ZPI, defined as funds spent by ZPI on the Huaya 1X, 2X, and 5X wells (called Obligation Wells No. 1, 2, and 3 in the agreements between CCP and ZPI) and for funds actually paid by ZPI over and above the sum of US$ 1,050,000 allocated to the drilling rig and related equipment and drill bits, fuel, and drilling labor in its agreements with CCP, will be paid to ZPI by CCP and Radial, proportionate to their interests, out of 10 % of the Huaya revenues net to their total interest once production begins. No excess costs will be paid to ZPI except out of these future Huaya revenues, and ZPI will document these costs as requested. The costs to be reimbursed will be direct costs spent for the wells or well operations that are reasonable and necessary for the wells to be drilled, completed, and tested.

7. The second funding to be paid by Radial if Radial determines to proceed with the drilling of Obligation Wells No. 2 and 3 (most likely called Huaya 2X and
5X), will be reduced by the advance made by Radial in the amount of US$ 100,000 several weeks before this Agreement. Radial and ZPI agree that the payments by Radial to ZPI will be timed as required in the agreements between CCP and ZPI, which payments from Radial to ZPI as reduced are now US$ 900,000 for Obligation Well No. 2, and US$ 650,000 for Obligation Well No. 3. ZPI pays CCP US$ 900,000 and US$ 600,000, respectively, as reduced, and ZPI retains US$ 50,000 of the payment amount based on a different sum in the two respective agreements as originally written.

Agreed to as a binding and final agreement on these issues, this 31st day of January, 2007.


/s/ EFREN TOMAYLIA MARTINEZ
_____________________________________
Compania Consultora de Petroleo, S.A.


/s/ G. LEIGH LYONS
_____________________________________
Radial Energy, Inc.


/s/ EDWARD R. ZIEGLER
_____________________________________
Ziegler-Peru, Inc.


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